SCHEDULE II
                                    INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-SEQUA CORPORATION A

          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                 3/06/97              700            42.0000
                                 3/05/97            2,300            42.0000
               THE GABELLI ASSET FUND
                                 2/20/97            5,000            40.0500
               THE GABELLI CAPITAL ASSET FUND
                                 2/06/97            3,000            39.5500
               THE GABELLI ABC FUND
                                 3/03/97              500            39.5000
          GAMCO INVESTORS, INC.
                                 2/19/97            3,000            40.0919
                                 2/14/97              500            40.1198
                                 2/12/97            1,000            39.7063
                                 2/11/97            7,000            38.8932
                                 2/11/97            3,500-           38.8932
                                 2/06/97            1,000            39.4375
                                 2/05/97            2,000            40.3159
                                 2/04/97            5,000            40.2350
                                 3/06/97            6,500            42.0000
                                 3/06/97            5,000            42.1200
                                 3/04/97            1,600            41.4375
                                 3/03/97            3,000            39.5833
                                 3/03/97            1,100            41.0000
                                 2/28/97            7,000            39.3750
                                 2/27/97            2,000            39.6250
                                 2/26/97           11,000            40.0000
                                 2/24/97            1,500-           39.5417
                                 2/21/97            2,100            39.8750
                                 2/20/97              300            39.8750
                                 2/20/97            2,000            40.0000
                                 2/19/97            3,800            40.0919
                                 2/19/97            7,500            40.2500
                                 2/18/97              300            39.2500
                                 2/14/97            1,900            40.1198
                                 2/12/97            1,000            39.7063
                                 2/11/97            2,600            38.8932
                                 2/11/97            1,300-           38.8932
                                 2/10/97            2,000            38.1875
                                 2/10/97            1,000-           38.1875
                                 2/05/97            3,500            40.3159
                                 2/04/97            2,000            40.4688

                                      32

                                              SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-SEQUA CORPORATION A

          GAMCO INVESTORS, INC.
                                 2/04/97              500            40.3750



































          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.
                                      33

                                              SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

          PREFERRED CONVERTIBLE STOCK-SEQUA CORP CV PFD

          GAMCO INVESTORS, INC.
                                 2/27/97              700-           69.1250
                                 2/24/97              300-             *DO
                                 2/04/97            1,000-           68.5000






























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.

                                      34